VIA EDGAR

To:	United States Securities and Exchange Commission

Re:	Starcore International Mines Ltd. (the “Company”)
Annual Report on Form 20-F
Consent of Expert

This consent is provided in connection with the Company’s Annual Report on Form 20-F to be filed by the Company with the United States Securities and Exchange Commission and any amendments thereto (the “Registration Statement”).

I, Erme Enriquez, CPG, MSc of Durango, Mexico, hereby consent to:

•

the use of my name in connection with my involvement in the preparation of the technical report entitled “RESERVES AND RESOURCES IN THE SAN MARTIN MINE, QUERETARO STATE, MEXICO, AS OF SEPTEMBER 30, 2019”, dated October 30, 2019, (the “Technical Report”);

•	references to the Technical Report, or portions thereof, in the Annual Report;
•	the inclusion of the information derived from the Technical Report in the Annual Report; and
•

the identification of myself as the person responsible for ensuring that the technical information contained in the Annual Report is an accurate summary of the original reports and data provided to or developed by the Company.

Dated the 28th of July, 2020 /s/ Erme Enriquez

ERME ENRIQUEZ, CPG, BSc, MSc